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                                                               EXHIBIT 4(a)(iii)


                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of April 27, 2001 (this "Agreement"), is by and among ONEIDA LTD., a New York corporation (the "Borrower"), THC SYSTEMS, INC., a New York corporation and a wholly-owned subsidiary of the Borrower ("THC"), the other subsidiaries of the Borrower which are signatories hereto (THC and each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined below). All capitalized terms used herein shall have the respective meanings given to them in Section
1.01 hereof.

                                 R E C I T A L S

         A. Pursuant to a Note Agreement, dated as of November 15, 1996 (such agreement, as has been or hereafter may be modified, amended, renewed or replaced, the "1996 Note Agreement"), by and among the Borrower, THC and Allstate Life Insurance Company, Allstate Insurance Company, and Pacific Life Insurance Company (successor to Pacific Mutual Life Insurance Company (individually, a "Noteholder" and collectively, the "Noteholders"), THC has issued and sold to the Noteholders $35,000,000 aggregate principal amount of its 7.49% Senior Notes due November 1, 2008 (the "1996 Notes"). Pursuant to a Note Agreement, dated as of January 1, 1992 (such agreement, as has been or hereafter may be modified, amended, renewed or replaced, the "1992 Note Agreement"), by and among the Borrower and the Noteholders, the Borrower has issued and sold to the Noteholders $30,000,000 aggregate principal amount of its 8.52% Senior Notes due January 15, 2002 (the "1992 Notes"). The 1992 Note Agreement and the 1996 Note Agreement are hereinafter collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes are hereinafter collectively referred to as the "Notes."

         B. Pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as may be modified, amended, renewed or replaced, the "Credit Agreement"), by and among the Borrower, Chase, as the Administrative Agent (in such capacity, the "Administrative Agent"), and the financial institutions parties thereto (collectively, the "Lenders"), the Lenders have made available to the Borrower certain credit facilities in a current aggregate principal amount of up to $275,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

         C. Chase has established a $2,500,000 working capital line of credit (the "Chase Working Capital Facility") in favor of Borrower pursuant to a Grid Demand Promissory Note dated June 7, 2000 (as may be modified, amended, renewed or replaced, the "Chase Working Capital Note"), under which Chase may make working capital loans up to an aggregate principal amount of $2,500,000 (the "Chase Loans").

         D. Certain of the Lenders from time to time issue trade and standby letters of credit and bankers' acceptances for the benefit of the Borrower and its Subsidiaries, or purchase a participation interest therein.

         E. The Borrower and its Subsidiaries from time to time enter into hedging agreements with one or more Lenders or their Affiliates (as hereafter defined) to manage or hedge certain interest rate, currency exchange rate or commodity price risks inherent in the conduct of the Borrower's business (as may be modified, amended, renewed or replaced, collectively, the "Hedging Agreements").

         F. The Bank of Nova Scotia ("Scotiabank") has established a precious metal consignment line ("Scotiabank Metal Line") in favor of Borrower pursuant to a letter agreement dated October 8, 1986 (as modified, amended, renewed or replaced, the "Scotiabank Metal Agreement"). Under the Scotiabank Metal Line, Scotiabank consigns to Borrower quantities of silver and gold bullion.

         G. In connection with the Credit Agreement and in order to induce the Lenders to make the Loans thereunder, the Guarantors have guaranteed to the Lenders the payment of the Loans and all other obligations of the Borrower arising in connection with transactions contemplated by the Credit Agreement. Similarly, the Guarantors





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have guaranteed to the Noteholders the payment of the principal of, and premium
(if any) and interest on, the Notes and the payment of all other obligations of the Borrower and THC under the Notes and the Note Agreements.

         H. The Credit Agreement and the Note Agreements require the Borrower and the Guarantors to grant security interests in or pledge certain of their respective assets to secure the Borrower's or THC's obligations under the Credit Agreement and the Note Agreements.

         I. The parties hereto desire that the collateral to be provided by the Grantors will secure ratably for the benefit of the Lenders, Chase, the Noteholders, Scotiabank and the Issuing Banks the obligations of the Grantors under the Credit Agreement, the Note Agreements, the Reimbursement Agreements in respect of the Secured LCs, the Chase Working Capital Facility, the Secured Hedging Agreements, the Secured Metal Obligations, and the Subsidiary Guarantee Agreements.

         J. The Secured Parties and the Collateral Agent are entering into a Collateral Agency and Intercreditor Agreement (as may be modified, amended, supplemented or replaced, the "Collateral Agent Agreement") dated as of the date hereof to appoint Chase as their Collateral Agent and to establish their relative rights with respect to such collateral pursuant to this Agreement and a Pledge Agreement (as may be modified, amended, supplemented or replaced, the "Pledge Agreement"), dated as of the date hereof, by and among the Grantors and the Collateral Agent.

         K. The Grantors are executing on the date hereof the Pledge Agreement in favor of the Collateral Agent to more fully grant and perfect a security interest in certain of such collateral.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "1992 Notes" shall have the meaning given to that term in the recitals to this Agreement.

         "1992 Note Agreement" shall have the meaning given to that term in the recitals to this Agreement.

         "1996 Notes" shall have the meaning given to that term in the recitals to this Agreement.

         "1996 Note Agreement" shall have the meaning given to that term in the recitals to this Agreement.

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.

         "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including chattel paper and any right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Administrative Agent" shall have the meaning given to that term in the recitals to this Agreement.





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         "Affiliate" shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

         "Borrower" shall have the meaning given to that term in the first paragraph of this Agreement.

         "Chase" shall have the meaning given to that term in the first paragraph of this Agreement.

         "Chase Loans" shall have the meaning assigned to that term in the recitals to this Agreement.

         "Chase Working Capital Facility" shall have the meaning assigned to that term in the recitals to this Agreement.

         "Chase Working Capital Note" shall have the meaning assigned to that term in the recitals to this Agreement.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) Fixtures, (e) General Intangibles, (f) Inventory, (g) cash on hand and in Deposit Accounts, (h) Investment Property, (i) Instruments, and (j) Proceeds, in each case whether now owned or hereafter acquired.

         "Collateral Agent" shall have the meaning given to that term in the first paragraph of this Agreement.

         "Collateral Agent Agreement" shall have the meaning given to that term in the recitals to this Agreement.

         "Collateral Documents" shall mean, collectively, this Agreement, the Pledge Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, any Uniform Commercial Code financing statements, any other documents filed with governmental authorities to perfect, establish priority or give public notice of the security interests granted by this Agreement or the Pledge Agreement, and any certificate or other document contemplated by or delivered pursuant to this Agreement or the Pledge Agreement.

         "Commitments" shall mean the commitments of the Lenders to make Loans under the Credit Agreement in an aggregate amount not to exceed $275,000,000.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.





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         "Copyrights" shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I.

         "Copyright Security Agreement" shall mean the Copyright Security Agreement in substantially the form of Exhibit A annexed hereto and being executed concurrently herewith to be filed in the United States Copyright Office.

         "Credit Agreement" shall have the meaning given to that term in the recitals to this Agreement.

         "Deposit Account" means a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or other financial institutions located in the United States, or a branch of any of the foregoing.

         "Documents" shall mean all documents of title and all files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such Person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture, and furnishings, tools, parts, supplies, and all other goods and tangible personal property (other than Inventory), and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor and located in the United States. The term Equipment shall include Fixtures owned by any Grantor and located in the United States.

         "Event of Default" shall mean (i) an event of default as such term may be defined in the Credit Agreement or one of the Note Agreements or in any of the other Transaction Documents evidencing indebtedness or obligations in excess of $3,500,000, and (ii) any event or condition which, under the terms of the Credit Agreement or one of the Note Agreements, or under any of the other Transaction Documents evidencing indebtedness or obligations in excess of $3,500,000, would allow a Secured Party to accelerate or declare due and payable indebtedness or obligations owing under any of such Transaction Documents or require the Borrower or any of the Guarantors to prepay, redeem, defease, or provide cash collateral for, any such indebtedness or obligations.

         "Fair Market Value" (a) when used in connection with a Security traded on a securities exchange or reported by the National Association of Securities Dealers, Inc. Automated Quotation System, shall mean the closing price thereof or, in case there is no closing price, the average of the closing bid and asked price, (b) when used in connection with a Security which is not traded on a securities exchange or reported by the National Association of Securities Dealers, Inc. Automated Quotation System, shall mean the fair market value thereof as determined in good faith by the Collateral Agent, and (c) when used in connection with an Instrument or debt security, shall mean the outstanding principal amount thereof.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment located in the United States, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.





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         "General Intangibles" shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Grantors" shall have the meaning given to that term in the first paragraph of this Agreement.

         "Guarantors" shall have the meaning given to that term in the first paragraph of this Agreement.

         "Hedging Agreements" shall have the meaning given to that term in the recitals to this Agreement.

         "Indemnitee" shall mean, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Affiliates.

         "Instrument" shall mean a negotiable instrument or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which in the ordinary course of business in transferred by delivery with any necessary endorsement or assignment.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation created or owned by any Grantor, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business and located in the United States, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "Issuing Banks" shall mean, collectively, the Lenders which issue LCs in their capacity as the issuing bank thereof.

         "LCs" shall mean, collectively, the Trade LCs and Standby LCs.

         "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding LCs at such time, plus (b) the aggregate amount of all payments made by the Issuing Banks pursuant to LCs that have not yet been reimbursed by or on behalf of the Borrower or its Subsidiaries at such time.

         "Lenders" shall have the meaning given to that term in the recitals to this Agreement.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, whether as licensor or licensee (other than those license agreements in existence on the date hereof or entered into after the date hereof, which by their terms prohibit the grant of a security interest by such Grantor as licensee thereunder).





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         "Liens" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" shall have the meaning given to that term in the recitals to this Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospect or condition (financial or otherwise) of the Grantors taken as a whole, (b) the ability of any Grantor to perform its obligations under any Collateral Document, (c) the validity or enforceability of any Collateral Document, or (d) the rights of or benefits available to the Secured Parties under the Collateral Documents.

         "Material Domestic Subsidiary" shall mean any Guarantor and any other direct or indirect Subsidiary of the Borrower organized under the laws of the United States of America, any State thereof, or the District of Columbia whose assets, as of the end of the most recent fiscal quarter, account for 5% or more of the total assets of the Borrower and its Subsidiaries, taken as a whole, determined in accordance with generally accepted accounting principles.

         "Material Foreign Subsidiary" shall mean any direct or indirect Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States of America, any State thereof, or the District of Columbia whose assets, as of the end of the most recent fiscal quarter, account for 5% or more of the total assets of the Borrower and its Subsidiaries, taken as a whole, determined in accordance with generally accepted accounting principles.

         "Maximum Hedging Exposure" shall mean, with respect to any Hedging Agreement at any given time, the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay the counterparty if such Hedging Agreement were terminated at such time.

         "Note Agreements" shall have the meaning given to that term in the recitals to this Agreement.

         "Noteholders" shall have the meaning given to that term in the recitals to this Agreement.

         "Notes" shall have the meaning given to that term in the recitals to this Agreement.

         "Obligations" shall mean (a) the due and punctual payment by the Borrower and THC, as the case may be, of (i) the principal of the Loans (in an amount not to exceed $275,000,000), the Chase Loans (in an amount not to exceed $2,500,000), and the Notes (in an amount not to exceed the principal amount thereof as of the date hereof), when and as due, whether at maturity, by acceleration, upon one or more dates set for repayment or otherwise, (ii) any make-whole premium or other premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Chase Loans and the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (iii) each payment required to be made by the Borrower to the Issuing Banks in respect of any Secured LC under the Reimbursement Agreement relating thereto, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, if any, (iv) each payment required to be made by the Borrower to a Lender (or an Affiliate of a Lender) as counterparty under any Secured Hedging Agreement, when and as due, (v) the Secured Metal Obligations, and (vi) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Secured Parties under any of the Transaction Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower, THC and the Guarantors under or pursuant to any of the Transaction Documents, including without limitation, the Subsidiary Guarantee Agreements.





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         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Patent Security Agreement" shall mean the Patent Security Agreement in substantially the form of Exhibit B annexed hereto and being executed concurrently herewith to be filed in the United States Patent and Trademark Office.

         "Perfection Certificate" shall mean a certificate substantially in the form of Exhibit C hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer of the Borrower.

         "Permitted Encumbrance" shall mean:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith, provided that if such taxes are being contested
(i) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles, and (ii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith, provided that if such obligations are being contested (i) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles, and (ii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under any Transaction Document; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing indebtedness for borrowed money.

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

         "Pledge Agreement" shall have the meaning given to that term in the recitals to this Agreement.





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         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Reimbursement Agreements" shall mean, collectively, any application, agreement, instrument or commitment (regardless of how denominated) obligating any Grantor to reimburse, indemnify or provide security or cash collateral to, any of the Issuing Banks in respect of LCs issued by it.

         "Required Banks" shall mean the Lenders and other financial institutions holding 67% or more of the sum of (i) the then aggregate outstanding principal amount of the Loans and the Chase Loans, (ii) any unused Commitments of the Lenders under the Credit Agreement which have not expired or been terminated or suspended, (iii) the then aggregate LC Exposure under the Secured LCs, (iv) any unused commitment of an Issuing Bank to issue an LC (to the extent that such LC would then be a Secured LC if so issued), which commitment has not expired or been terminated or suspended, (v) the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if all of the Secured Hedging Agreements were terminated at such time, and (vi) the maximum amount of the Secured Metal Obligations if the Scotiabank Metal Agreement was terminated at such time.

         "Required Noteholders" shall mean Noteholders holding 67% or more of the aggregate outstanding principal amount of the Notes.

         "Required Secured Parties" shall mean the Required Banks and the Required Noteholders, in each case voting separately as a class.

         "Scotiabank" shall have the meaning given to that term in the recitals to this Agreement.

         "Scotiabank Metal Agreement" shall have the meaning given to that term in the recitals to this Agreement.

         "Scotiabank Metal Line" shall have the meaning given to that term in the recitals to this Agreement.

         "Secured Hedging Agreements" shall mean, collectively at any given time, those Hedging Agreements under which the then Maximum Hedging Exposure does not exceed $5,000,000. In the event that the Maximum Hedging Exposure for all of the Hedging Agreements then outstanding exceeds $5,000,000, the term "Secured Hedging Agreements" shall exclude one or more of the most recent Hedging Agreements (based upon the date thereof) until the Maximum Hedging Exposure becomes $5,000,000 or less, provided that if such exclusion causes the Maximum Hedging Exposure to be less than $5,000,000, then the last Hedging Agreement so excluded shall become a Secured Hedging Agreement but only to the extent of the difference between $5,000,000 and the Maximum Hedging Exposure under the other Secured Hedging Agreements.

         "Secured LCs" shall mean, collectively, the Secured Trade LCs and the Secured Standby LCs.

         "Secured Metal Obligations" shall mean an amount (not to exceed $1,500,000 in the aggregate) equal to the difference between (a) amounts owed by Borrower under the Scotiabank Metal Agreement, and (b) the value of the metal bullion (determined in the manner set forth in the Scotiabank Metal Agreement) recovered or recoverable by Scotiabank upon the occurrence of an Event of Default.

         "Secured Parties" shall mean (a) the Lenders, (b) the Noteholders, (c) the Issuing Banks, (d) Chase, individually, (e) the Administrative Agent, (f) the Collateral Agent, (g) Scotiabank, (h) each Lender (or Affiliate of a Lender) which is a counterparty under a Secured Hedging Agreement, (i) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Transaction Document, and (j) the successors and assigns of each of the foregoing.

         "Secured Standby LCs" shall mean, collectively at any given time, those Standby LCs for which the aggregate LC Exposure thereunder does not exceed $20,000,000. In the event that the aggregate LC Exposure under all of the Standby LCs then outstanding exceeds $20,000,000, the term "Secured Standby LCs" shall exclude one or more of the most recent Standby LCs (based upon the date of issuance thereof) until such aggregate LC Exposure becomes $20,000,000 or less, provided that if such exclusion causes such aggregate LC Exposure to be less than $20,000,000, then the last Standby LC so excluded shall become a Secured Standby LC but only to the extent of the difference between $20,000,000 and the aggregate LC Exposure under the other Secured Standby LCs.

         "Secured Trade LCs" shall mean, collectively at any given time, those Trade LCs for which the aggregate LC Exposure thereunder does not exceed $15,000,000. In the event that the aggregate LC Exposure under all of the Trade LCs then outstanding exceeds $15,000,000, the term "Secured Trade LCs" shall exclude one or more of the most recent Trade LCs (based upon the date of issuance thereof) until such aggregate LC Exposure becomes $15,000,000 or less, provided that if such exclusion causes such aggregate LC Exposure to be less than $15,000,000, then the last Trade LC so excluded shall become a Secured Trade LC but only to the extent of the difference between $15,000,000 and the aggregate LC Exposure under the other Secured Trade LCs.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning given to that term in
Section 2.01.

         "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Standby LCs" shall mean, collectively, standby letters of credit issued by Issuing Banks for the benefit or on the account of the Borrower or any of its Subsidiaries, and any participation interest therein.

         "Subsidiary" shall mean any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are owned, controlled or held, or (b) that is otherwise controlled, by the Borrower or one or more subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower.

         "Subsidiary Guarantee Agreements" shall mean, collectively, the subsidiary guarantee agreements executed and delivered by Buffalo China, Inc., Encore Promotions, Inc., THC, Delco International Ltd. and Sakura, Inc.

guaranteeing the obligations of the Borrower and THC under the Credit Agreement and Note Agreements, together with any additional guarantee agreements entered into by Subsidiaries of the Borrower in favor of the Administrative Agent, the Lenders or the Noteholders.

         "Subsidiary Subordination Agreements" shall mean, collectively, the subordination agreements executed and delivered by the Borrower, Buffalo China, Inc., Encore Promotions, Inc., THC, Delco International Ltd. and Sakura, Inc. subordinating payment of any intra-company indebtedness owed to the Borrower (other than intra-company indebtedness evidenced by promissory notes pledged to the Collateral Agent) to the prior payment of the indebtedness under the Credit Agreement or the Note Agreements, together with any additional subordination agreements entered into by the Borrower and its Subsidiaries in favor of the Administrative Agent, the Lenders or the Noteholders.

         "THC" shall have the meaning given to that term in the recitals to this Agreement.

         "Trade LCs" shall mean, collectively, trade letters of credit and bankers' acceptances issued by Issuing Banks for the benefit or on the account of the Borrower or any of its Subsidiaries, and any participation interest therein.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "Trademark Security Agreement" shall mean the Trademark Security Agreement in substantially the form of Exhibit D annexed hereto and being executed concurrently herewith to be filed in the United States Patent and Trademark Office.

         "Transaction Documents" shall mean, collectively, this Agreement, the Pledge Agreement, the Security Agreement, the Credit Agreement, the Subsidiary Guarantee Agreements, the Subsidiary Subordination Agreements, the Note Agreements, the Reimbursement Agreements for the Secured LCs, the Chase Working Capital Note, the Secured Hedging Agreements, the Scotiabank Metal Agreement, the Collateral Documents and any certificate or other document referred to or provided for therein.

         SECTION 1.02. Other Terms. Unless the context otherwise requires, terms used in this Agreement (whether capitalized or not), other than those set forth in Section 1.01 or elsewhere in this Agreement, shall have the meanings given to them in the New York Uniform Commercial Code as in effect from time to time.

                                   ARTICLE II

                                SECURITY INTEREST

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"); provided that (a) Securities having a Fair Market Value of $7,500 per issuer are excluded from the Security Interest up to a maximum of $50,000 in the aggregate, (b) the Security Interest in Securities of a Subsidiary is limited to the Securities of each Material Domestic Subsidiary and 65% of the issued and outstanding Securities of each Material Foreign Subsidiary, and (c) Instruments and debt securities having a Fair Market Value of less than $7,500 per issuer or obligor are excluded from the Security Interest up to a maximum of $50,000 in the aggregate. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Grantor represents and warrants that a fully executed Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement containing descriptions of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C.
Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other similar law in such jurisdictions and
(c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Encumbrances that have priority over the Security Interest by operation of law and Liens expressly permitted by the Transaction Documents.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for existing Liens set forth on
Schedule IV annexed hereto. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Transaction Documents.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business.

         (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

         (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Transaction Documents.

         SECTION 4.03 Maintenance of Collateral and Compliance with Laws.

         (a) Each Grantor shall keep and maintain at its own cost and consistent with its past practices satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts Receivable. Each Grantor shall furnish to the Collateral Agent upon request such statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request.

         (b) Except as otherwise expressly permitted by this Agreement or the other Transaction Documents, each Grantor agrees to keep and maintain all Equipment material to the operation of its business in good operating condition, ordinary wear and tear excepted.

         (c) Each Grantor shall comply in all material respects with all federal, state and local laws, rules, regulations and decrees applicable to the Collateral, provided that a Grantor may contest the validity or applicability thereof in good faith by proper proceedings long as such contest will not have a Material Adverse Effect.

         (d) Each Grantor shall maintain and preserve each contract and agreement included within the Collateral if the failure to do so would have a Material Adverse Effect, and will not amend or modify any such material contract or agreement if the amendment or modification would impair the value of the interest or rights of the Grantor thereunder.

         SECTION 4.04. Additional Deliveries and Further Assurances.

         (a) Prior to or contemporaneously with the execution of this Agreement, the Grantors shall cause to be delivered to the Collateral Agent the following additional instruments or certificates:

                  (i)  the Perfection Certificate, duly completed and executed;

                  (ii) originals of the Pledge Agreement, Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, duly executed by each of the Grantors, together with all documents and instruments required to be delivered thereunder;

                  (iii) such documents and certificates as the Collateral Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Grantor, the due authorization of the Collateral Documents by each Grantor, and the incumbency of the officers executing any of the Collateral Documents, all in form and substance reasonably satisfactory to the Collateral Agent and its counsel;

                  (iv) such Uniform Commercial Code financing statements and other documents as the Collateral Agent may reasonably request for the purpose of perfecting the Security Interest granted by each Grantor;

                  (v) Lien searches against each Grantor conducted by a Person reasonably satisfactory to the Collateral Agent in such jurisdictions as the Collateral Agent may require showing the absence of Liens on the Collateral except for Liens permitted by this Agreement;

                  (vi) such opinions of local counsel and foreign counsel to the Grantors as the Collateral Agent may request and covering the matters set forth on Exhibit E and Exhibit F, respectively, and such other matters as the Collateral Agent may request;

                  (vii) certificates of insurance evidencing the insurance required to be maintained pursuant to Section 4.11 of this Agreement; and

                  (viii) with respect to each facility at which Collateral is located which is leased by the Grantors or on which a mortgage Lien exists, landlord and/or mortgagee waivers in form and substance reasonably satisfactory to the Collateral Agent.

         (b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

         SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to (a) inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, and (b) following the occurrence of an Event of Default, contact Account Debtors or any third Person possessing such Collateral for the purpose of making such verification. The Collateral Agent shall maintain the confidentiality of any information it gains from such inspection or verification except that information may be disclosed (a) to the Secured Parties, their Affiliates, and their directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such information (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of the Obligations, (f) with the prior written consent of the Borrower or
(g) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Collateral Agent or any Secured Party on a nonconfidential basis from a source not known by the Collateral Agent or Secured Party to be under an obligation of confidentiality with respect thereto.

         SECTION 4.06. Taxes; Encumbrances. The Grantors shall pay and discharge all taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral or payable in respect of the Collateral, except (a) Liens created by the Collateral Documents, (b) Permitted Encumbrances, and (c) taxes, assessments, changes or fees levied against the Collateral where (i) the validity or amount thereof is being contested in good faith by proper proceedings, (ii) the Grantors have set aside on their books adequate reserves therefor in accordance with generally accepted accounting principles, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. At its option, the Collateral Agent may discharge all such Liens and all such taxes, assessments, charges or fees not being contested in accordance with the preceding sentence, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by this Agreement or any other Transaction Document, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured

Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Transaction Documents.

         SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property having a fair market value of $25,000 or more of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Transaction Documents. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business consistent with past practice and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may dispose of Collateral if permitted by the terms of each Transaction Document. Without limiting the generality of the foregoing, each Grantor agrees that (a) it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest, (b) it shall use its best efforts to obtain the written agreement of any such warehouseman, bailee, agent or processor to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise, and (c) it will promptly notify the Collateral Agent in the event any warehouseman, bailee, agent or processor issues to a Grantor a negotiable warehouse receipt or other negotiable document with respect to Inventory and will use its best efforts to cause the Collateral Agent to have a first priority perfected Lien therein.

         SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

         SECTION 4.11. Insurance. Each of the Grantors will maintain or caused to be maintained, at its own expense, with financially sound and reputable insurance companies (a) casualty insurance covering the Collateral, including fire, theft and other risks usually insured against by extended coverage, in an amount not less than the fair market value of the Collateral, and (b) such other insurance on the Collateral in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each policy of insurance covering the Collateral shall designate the Collateral Agent as an additional insured and loss payee and shall provide 30 days minimum written notice of cancellation to the Collateral Agent. Grantors will furnish Secured Party with certificates evidencing such insurance or, at the Collateral Agent's request, a copy of each such policy of insurance, together with such additional insurance information as the Collateral Agent may reasonably request from time to time. Grantors shall give immediate written notice to the Collateral Agent and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.12. Legend. Upon the request of the Collateral Agent, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and any invoices evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral.

         (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that, consistent with its past practices, it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, and (iv) not use or knowingly permit the use of such Trademark in violation of any third party rights, in each case in a manner consistent with its past practices.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws in a manner consistent with its past practices.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it so informs the Collateral Agent within 30 days after the end of the fiscal quarter in which the application is filed and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly take appropriate action to end such infringement, misappropriation or dilution, and take such other action as is appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                    ARTICLE V

                                POWER OF ATTORNEY

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available each item of Collateral to the Collateral Agent on demand at its current location, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral on such terms and conditions and in such manner as the Collateral Agent shall determine, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors ten (10) business days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Collateral Document) or by the Administrative Agent (in its capacity as such under the Credit Agreement or under any related loan documents) in connection with such collection or sale or otherwise in connection with this Agreement or such other Transaction Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

                  SECOND, to the payment to the Secured Parties of all costs, expenses, liabilities and advances made or incurred by each of them under the Transaction Documents to enforce its rights to collect payments for the Obligations owed to it, including all court costs and the fees and expenses of its agents and legal counsel, all advances made by a Secured Party under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy under any other Transaction Document, and if such proceeds are insufficient to repay such amounts in full, ratably in proportion to the amount of costs, expenses, liabilities and advances made or incurred by each such Secured Party;

                  THIRD, to the payment in full of the other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the terms of the Collateral Agent Agreement); and

                  FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         If to the Borrower or any other Grantor:

                 Oneida Ltd.
                 163-181 Kenwood Avenue
                 Oneida, New York 13241
                 Attn: Gregg R. Denny, Chief Financial Officer
                 Telecopy: (315) 361-3700

                 With a copy to:

                 Oneida Ltd.
                 163-181 Kenwood Avenue
                 Oneida, New York 13241
                 Attn: Catherine H. Suttmeier, General Counsel
                 Telecopy: (315) 361-3700

         If to the Collateral Agent:

                 The Chase Manhattan Bank
                 Bridgewater Place
                 500 Plum Street
                 Syracuse, New York 13204
                 Attn: Joseph H. Oddo, Jr., Vice President
                 Telecopy: (315) 424-1898

Any party hereto may change its address or telecopy number for notice hereunder by notice to the other parties. All notices given in accordance with this Section shall be deemed to have been given on the date of receipt.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of or any consent to any departure from any Transaction Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement and each Transaction Document. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, the Secured Parties and their Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor given in accordance with Section 7.01.

         SECTION 7.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Documents or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply.

         SECTION 7.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall cooperate in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one instrument, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the State or Federal courts located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or Federal court or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court described in subparagraph (a) above. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination. This Agreement and the Security Interest shall terminate when each of the following events shall have occurred: (a) all the Obligations have been indefeasibly paid in full, (b) the Lenders have no further commitment to lend under the Credit Agreement, (c) the LC Exposure has been reduced to zero, (d) the Issuing Banks have no further obligation to issue LCs or make payments to beneficiaries thereunder, (d) all Hedging Agreements have been terminated and the obligations of Borrower and its Subsidiaries thereunder have been satisfied, and (e) the Scotiabank Metal Agreement has been terminated and the obligations of the Borrower thereunder have been satisfied. This Agreement, or the Security Interest on any Collateral, may also be terminated by and with the written consent of the Collateral Agent, provided that the Collateral Agent obtains written authorization to so consent by the Required Secured Parties pursuant to the Collateral Agent Agreement. Upon termination of this Agreement or the Security Interest on any Collateral, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all appropriate Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.



                                           ONEIDA LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Chief Financial Officer


                                           BUFFALO CHINA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           THC SYSTEMS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           ENCORE PROMOTIONS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           DELCO INTERNATIONAL, LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           SAKURA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           THE CHASE MANHATTAN BANK, as
                                           Collateral Agent

                                           By: /s/ JOSEPH H. ODDO, JR.
                                               -----------------------
                                               Name: Joseph H. Oddo, Jr.
                                               Title: Vice President

                                    EXHIBIT A

                          COPYRIGHT SECURITY AGREEMENT

         This COPYRIGHT SECURITY AGREEMENT, dated as of April 27, 2001, is made by ONEIDA LTD., a New York corporation (the "Borrower"), THC SYSTEMS, INC., a New York corporation and a wholly-owned subsidiary of the Borrower ("THC"), and the other subsidiaries of the Borrower which are signatories hereto (THC and each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent") for the parties (the "Secured Parties") to the Collateral Agent Agreement referred to below.

                                 R E C I T A L S

         A. The Secured Parties have made or agreed to make certain loans, credit facilities or financial accommodations to, or issue letters of credit for the benefit of, the Borrower and its subsidiaries.

         B. As a condition to waiving certain defaults of the Borrower for the fiscal year ended January 27, 2001, the Borrower has agreed to cause the Grantors to grant to the Secured Parties a security interest in substantially all of their tangible and intangible assets, including intellectual property assets.

         C. The Secured Parties and The Chase Manhattan Bank are entering into a Collateral Agency and Intercreditor Agreement dated as of the date hereof (as may be modified, amended, supplemented or replaced, the "Collateral Agent Agreement") to appoint The Chase Manhattan Bank as the Collateral Agent and to establish their relative rights to the collateral granted by the Grantors.

         D. Pursuant to a Security Agreement dated as of the date hereof (as modified, amended, supplemented or replaced the "Security Agreement"; capitalized terms used herein without definition have the meanings given to them, in the Security Agreement) the Grantors have granted, pledged, hypothecated and transferred to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in, among other things, all right, title and interest of the Grantors in, to and under all of the Grantors' Copyrights and Copyright Licenses, whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Copyrights, and all products and proceeds thereof, including without limitation, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the goodwill associated therewith, to secure the Obligations as defined therein; and

         E. The Security Agreement requires the Grantors to execute and deliver this Copyright Security Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties in order to perfect and more grant to the Collateral Agent a security interest in Grantors' Copyrights and Copyright Licenses.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each Grantor does hereby grant, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

         (i) all Copyrights, including, without limitation, all Copyrights referred to in Schedule 1 hereto;

         (ii) all Copyright Licenses; and

         (iii) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement or dilution of any Copyright, including, without limitation, any Copyright referred to in Schedule 1 hereto, and of any Copyright licensed under any Copyright License.

         This security interest is granted in conjunction with the security interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, in the assets of the Grantors as set forth in the Security Agreement. The Grantors do hereby acknowledge and affirm that the rights and remedies of the Collateral Agent, with respect to the security interest in the Copyrights and the Copyright Licenses made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, each of the Grantors has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.



                                           ONEIDA LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Chief Financial Officer


                                           BUFFALO CHINA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           THC SYSTEMS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           ENCORE PROMOTIONS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           DELCO INTERNATIONAL, LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           SAKURA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance

                                    EXHIBIT B

                            PATENT SECURITY AGREEMENT

         This PATENT SECURITY AGREEMENT, dated as of April 27, 2001, is made by ONEIDA LTD., a New York corporation (the "Borrower"), THC SYSTEMS, INC., a New York corporation and a wholly-owned subsidiary of the Borrower ("THC"), and the other subsidiaries of the Borrower which are signatories hereto (THC and each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent") for the parties (the "Secured Parties") to the Collateral Agent Agreement referred to below.

                                 R E C I T A L S

         A. The Secured Parties have made or agreed to make certain loans, credit facilities or financial accommodations to, or issue letters of credit for the benefit of, the Borrower and its subsidiaries.

         B. As a condition to waiving certain defaults of the Borrower for the fiscal year ended January 27, 2001, the Borrower has agreed to cause the Grantors to grant to the Secured Parties a security interest in substantially all of their tangible and intangible assets, including intellectual property assets.

         C. The Secured Parties and The Chase Manhattan Bank are entering into a Collateral Agency and Intercreditor Agreement dated as of the date hereof (as may be modified, amended, supplemented or replaced, the "Collateral Agent Agreement") to appoint The Chase Manhattan Bank as the Collateral Agent and to establish their relative rights to the collateral granted by the Grantors.

         D. Pursuant to a Security Agreement dated as of the date hereof (as modified, amended, supplemented or replaced the "Security Agreement"; capitalized terms used herein without definition have the meanings given to them, in the Security Agreement) the Grantors have granted, pledged, hypothecated and transferred to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in, among other things, all right, title and interest of the Grantors in, to and under all of the Grantors' Patents and Patent Licenses, whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Patents, and all products and proceeds thereof, including without limitation, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the goodwill associated therewith, to secure the Obligations as defined therein; and

         E. The Security Agreement requires the Grantors to execute and deliver this Patent Security Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties in order to perfect and more grant to the Collateral Agent a security interest in Grantors' Patents and Patent Licenses.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each Grantor does hereby grant, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

         (i) all Patents, including, without limitation, all Patents referred to in Schedule 1 hereto;

         (ii) all Patent Licenses; and

         (iii) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement or dilution of any Patent, including, without limitation, any Patent referred to in Schedule 1 hereto, and of any Patent licensed under any Patent License.

         This security interest is granted in conjunction with the security interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, in the assets of the Grantors as set forth in the Security Agreement. The Grantors do hereby acknowledge and affirm that the rights and remedies of the Collateral Agent, with respect to the security interest in the Patents and the Patent Licenses made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the Grantors has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.




                                           ONEIDA LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Chief Financial Officer


                                           BUFFALO CHINA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           THC SYSTEMS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           ENCORE PROMOTIONS, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           DELCO INTERNATIONAL, LTD.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance


                                           SAKURA, INC.

                                           By: /s/ GREGG R. DENNY
                                               ------------------
                                               Name: Gregg R. Denny
                                               Title: Vice President - Finance

                                    EXHIBIT C

                                   ONEIDA LTD.

                             Perfection Certificate
                             ----------------------

To: The Chase Manhattan Bank, as Collateral Agent under the Security Agreement referred to below.

         This Certificate is being executed and delivered by Oneida Ltd. (the "Borrower") in connection with (a) a Security Agreement dated the date hereof among the Borrower and its Material Domestic Subsidiaries and The Chase Manhattan Bank, as Collateral Agent for the Secured Parties referred to therein (as hereafter amended, modified or restated, the "Security Agreement"), and (b) a Pledge Agreement dated the date hereof among the Borrower and its Material Domestic Subsidiaries and the Collateral Agent (as hereafter amended, modified or restated, the "Pledge Agreement"). Capitalized terms used in this Certificate shall have the meanings given to them in the Security Agreement and the Pledge Agreement.

         In order to assist the Collateral Agent in the preparation of definitive documentation which may be required to perfect the Security Interest granted under the Security Agreement, the Borrower hereby represents and warrants, as of the date hereof, the following information about the Borrower, its Subsidiaries, their respective organizational structures, and the following additional matters:

         1. Give the full and exact name of the Borrower as set forth in its Certificate of Incorporation and state the jurisdiction of its incorporation:



         2. (a) List the full and exact name of each Material Domestic Subsidiary (as set forth in its Certificate of Incorporation), give the jurisdiction of its incorporation and the percentage of outstanding capital stock owned by Borrower, and list the total assets of each Material Domestic Subsidiary as of the end of the most recent fiscal quarter:

                Jurisdiction of            Ownership                 Total
Name             Incorporation             Percentage                Assets
----            ---------------            ----------                ------


         (b) List the full and exact name of each Material Foreign Subsidiary (as set forth in its Certificate of Incorporation), give the jurisdiction of its incorporation and the percentage of outstanding capital stock owned by Borrower, and list the total assets of each Material Domestic Subsidiary as of the end of the most recent fiscal quarter:

                Jurisdiction of            Ownership                 Total
Name             Incorporation             Percentage                Assets
----            ---------------            ----------                ------


         3. Give the names of each other Subsidiary of the Borrower and list the jurisdiction of its incorporation and the percentage of outstanding capital stock owned by Borrower:

                Jurisdiction of            Ownership
Name             Incorporation             Percentage
----            ---------------            ----------

         4. List all capital stock, partnership interests, membership interests and limited liability company or other equity ownership interests ("Equity Interests") in any Person (other than a Subsidiary) owned by the Borrower or any Material Domestic Subsidiary and the percentage ownership of such Person, except Equity Interests having a fair market value of less than $7,500 per issuer, up to a maximum of $50,000 in the aggregate:

                Jurisdiction of            Ownership
Name             Incorporation             Percentage
----            ---------------            ----------


         5. List each state in which the Borrower and each Material Domestic Subsidiary is qualified and authorized to transact business as a foreign corporation:


         6. If the Borrower or any Material Domestic Subsidiary has changed its corporate name in the past ten years, provide all former names:


         7. Provide the address (including number, street, town or city, county and state) of the chief executive office of the Borrower and each Material Domestic Subsidiary:


         8. Provide the address of each location where the books and records of the Borrower and each Material Domestic Subsidiary are located (if other than the chief executive office referred to above):


         9. Provide the address of each location where the Borrower or any Material Domestic Subsidiary maintains inventory, equipment, fixtures or other tangible assets and indicate whether the location is owned, leased or operated by a third party or is subject to a mortgage (and if leased or operated by a third party or subject to a mortgage, provide the name and address of the lessor, operator or mortgagee):


         10. For each location owned by the Borrower or any Material Domestic Subsidiary where any fixtures of the Borrower or any Material Domestic Subsidiary are located, provide one of the following: (a) a complete legal description of the location, (b) the book and page number in a deed index for each deed applicable to the location, or (c) the street and number, town or city, county and, if applicable, the lot and block number of the location:


         11. State the places of business or other locations of any assets used by the Borrower or any Material Domestic Subsidiary during the last four months other than those listed above:

         12. Provide the federal employee identification numbers of the Borrower and each Material Domestic Subsidiary:

         13. Provide the names and titles of each officer of the Borrower and each Material Domestic Subsidiary who will have signatory powers to execute documents in connection with the Credit Agreement:


         14. Provide a list and brief description of all United States copyright registrations owned by the Borrower or any Material Domestic Subsidiary and provide a list of all pending applications therefor:


         15. Provide a list and brief description of all current letters patent issued by the United States and all pending patent applications in the United States Patent and Trademark Office owned by Borrower or any Material Domestic
Subsidiary:


         16. List all trademarks, service marks, tradenames, fictitious names and logos owned by the Borrower and each Material Domestic Subsidiary which are registered in United States Patent and Trademark Office, together with any pending registrations applications therefor:

         17. Provide a description of any patent license, trademark license or copyright license to which the Borrower or any Material Domestic Subsidiary is a party as Licensor:


         18. List all promissory notes, debt securities and other negotiable instruments owned by the Borrower or any Material Domestic Subsidiary:


         19. Provide the name of each bank or financial institution where Borrower or any Material Domestic Subsidiary maintains a deposit account together with the account number(s):


         20. Provide the name and address of each Person where the Borrower or any Material Domestic Subsidiary maintains a Commodity Account, together with the account number(s):


         21. Provide the name and address of each Person where the Borrower or any Material Domestic Subsidiary maintains a Securities Account, together with the account number(s):

         IN WITNESS WHEREOF, the Borrower has executed this Perfection
Certificate as of the         day of April, 2001.
                      -------
                                           ONEIDA LTD.


                                           By:
                                              -------------------------------
                                                    Title:

                                    EXHIBIT D

                          TRADEMARK SECURITY AGREEMENT
                          -----------------------------

         This TRADEMARK SECURITY AGREEMENT, dated as of April 27, 2001, is made by ONEIDA LTD., a New York corporation (the "Borrower"), THC SYSTEMS, INC., a New York corporation and a wholly-owned subsidiary of the Borrower ("THC"), and the other subsidiaries of the Borrower which are signatories hereto (THC and each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "Collateral Agent") for the parties (the "Secured Parties") to the Collateral Agent Agreement referred to below.

                                 R E C I T A L S

         A. The Secured Parties have made or agreed to make certain loans, credit facilities or financial accommodations to, or issue letters of credit for the benefit of, the Borrower and its subsidiaries.

         B. As a condition to waiving certain defaults of the Borrower for the fiscal year ended January 27, 2001, the Borrower has agreed to cause the Grantors to grant to the Secured Parties a security interest in substantially all of their tangible and intangible assets, including intellectual property assets.

         C. The Secured Parties and The Chase Manhattan Bank are entering into a Collateral Agency and Intercreditor Agreement dated as of the date hereof (as may be modified, amended, supplemented or replaced, the "Collateral Agent Agreement") to appoint The Chase Manhattan Bank as the Collateral Agent and to establish their relative rights to the collateral granted by the Grantors.

         D. Pursuant to a Security Agreement dated as of the date hereof (as modified, amended, supplemented or replaced the "Security Agreement"; capitalized terms used herein without definition have the meanings given to them, in the Security Agreement) the Grantors have granted, pledged, hypothecated and transferred to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in, among other things, all right, title and interest of the Grantors in, to and under all of the Grantors' Trademarks and Trademark Licenses, whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Trademarks, and all products and proceeds thereof, including without limitation, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the goodwill associated therewith, to secure the Obligations as defined therein; and

         E. The Security Agreement requires the Grantors to execute and deliver this Trademark Security Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties in order to perfect and more grant to the Collateral Agent a security interest in Grantors' Trademarks and Trademark Licenses.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each Grantor does hereby grant, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

         (i) all Trademarks, including, without limitation, all registered Trademarks referred to in Schedule 1 hereto, and all the goodwill of the business connected with the use of, and symbolized by, the Trademarks;

         (ii) all Trademark Licenses and all the goodwill of the business connected with the use of, and symbolized by, the Trademark Licenses; and

         (iii) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, including, without limitation, any Trademark referred to in Schedule 1 hereto, and of any Trademark licensed under any Trademark

License, or for injury to goodwill associated with any Trademark or Trademark licensed under any Trademark License.

         This security interest is granted in conjunction with the security interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, in the assets of the Grantors as set forth in the Security Agreement. The Grantors do hereby acknowledge and affirm that the rights and remedies of the Collateral Agent, with respect to the security interest in the Trademarks and the Trademark Licenses made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the Grantors has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.

                                          ONEIDA LTD.

                                          By: /s/GREGG R. DENNY
                                              -----------------
                                              Name:  Gregg R. Denny
                                              Title: Chief Financial Officer

                                          BUFFALO CHINA, INC.

                                          By: /s/ GREGG R. DENNY
                                              ------------------
                                              Name:  Gregg R. Denny
                                              Title: Vice President - Finance

                                          THC SYSTEMS, INC.

                                          By: /s/ GREGG R. DENNY
                                              ------------------
                                              Name:  Gregg R. Denny
                                              Title: Vice President - Finance

                                          ENCORE PROMOTIONS, INC.

                                          By: /s/ GREGG R. DENNY
                                              ------------------
                                              Name:  Gregg R. Denny
                                              Title: Vice President - Finance

                                          DELCO INTERNATIONAL, LTD.

                                          By: /s/ GREGG R. DENNY
                                              ------------------
                                              Name:  Gregg R. Denny
                                              Title: Vice President - Finance

                                          SAKURA, INC.

                                          By: /s/ GREGG R. DENNY
                                              ------------------
                                              Name:  Gregg R. Denny
                                              Title: Vice President - Finance

                                    EXHIBIT E

                         Form of Local Counsel Opinions

                               (New York Counsel)

April     , 2000
      ----
The Chase Manhattan Bank, as
Collateral Agent under the
Collateral Documents referred to below
500 Plum Street
Bridgewater Place
Syracuse, New York 13204

Dear Sirs:

         We have acted as special counsel in the State of New York (the "State") for Oneida Ltd., Buffalo China, Inc., Encore Promotions, Inc., THC Systems Inc., Delco International, Ltd. and Sakura, Inc., each of which is a New York corporation (individually, a "Grantor" and, collectively, the "Grantors"), in connection with the negotiation, execution and deliver of a Security Agreement dated as of April ___, 2001 (the "Security Agreement") among the Grantors and The Chase Manhattan Bank, as Collateral Agent ("Collateral Agent") and the other Collateral Documents referred to below. Terms defined in the Security Agreement are used herein with the same meanings.

         In rendering this opinion, we have examined executed counterparts of each of the following documents (the "Collateral Documents"), each of which is dated the date hereof;

         (a)  the Security Agreement;

         (b) the Pledge Agreement executed by the Grantors in favor of the Collateral Agent ("Pledge Agreement");

         (c) the Acknowledgement and Cross-Default Agreement executed by the Grantors;

         (d) the Patent Security Agreement executed by the Grantors ("Patent Security Agreement");

         (e) the Trademark Security Agreement executed by the Grantors ("Trademark Security Agreement");

         (f) the Copyright Security Agreement executed by the Grantors ("Copyright Security Agreement");

         (g) UCC-1 Financing Statements under the Uniform Commercial Code of the State (the "UCC") naming each of the Grantors as debtor and the Collateral Agent as secured party to be filed in the State ("Financing Statements").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

     1. Each Grantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State, and (b) has all requisite power and authority to make, deliver and perform its obligations under the Collateral Documents to which it is a party.

     2. The execution, delivery and performance of the Collateral Documents are within the corporate power of each Grantor and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Collateral Documents has been duly executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms.

     3. The execution, delivery and performance of the Collateral Documents by the Grantors (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except filings necessary to perfect the Lien created by the Collateral Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Grantor, (c) to our knowledge, will not violate or result in a default under any indenture, agreement or other instrument binding upon any Grantor, and (d) will not result in the creation or imposition of any Lien on any asset of any Grantor except in favor of the Collateral Agent.

     4. The Collateral Documents are effective to create a valid and enforceable security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Collateral owned by the Grantors described therein as security for the payment of the Obligations.

     5. Upon the filing of the Financing Statements with the offices listed on
Schedule 1 attached hereto, the Collateral Agent will have a valid and perfected security interest in the Collateral as to which security interests may be perfected by filing financing statements under the UCC as in effect in the State.

     6. Upon the filing of the Financing Statements with the offices listed on
Schedule 1 and the filing of the Patent Security Agreement and the Trademark Security Agreement with the U.S. Patent and Trademark Office, the security interest granted to the Collateral Agent in the Collateral described in the Patent Security Agreement and the Trademark Security Agreement will be perfected.

     7. Upon the filing of the Financing Statements with the offices listed on
Schedule 1 and the filing of the Copyright Security Agreement with the U.S. Copyright Office, the security interest granted to the Collateral Agent in the Collateral described in the Copyright Security Agreement will be perfected.

     8. Upon taking possession of and continuously holding the Pledged Equity Interests and the Pledged Debt Securities described in the Pledge Agreement, the security interest granted to the Collateral Agent in the Pledged Equity Interests and Pledged Debt Securities will be perfected.

     9. The choice of law provisions contained in the Collateral Documents will be upheld and enforced by the courts of the State and federal courts sitting in and applying the laws of the State.

     10. Except for filing fees payable in connection with the filing of the Financing Statements, no recording, filing, privilege or other tax must be paid by any Grantor or the Collateral Agent to any governmental authority of the State in connection with the execution, delivery, recordation or enforcement of any of the Collateral Documents.

     11. Neither the Collateral Agent nor any of the Secured Parties is required to qualify to do business in the State solely by reason of the execution and delivery of any Collateral Document, the realization of the benefits thereunder or the enforcement of their rights thereunder.

             [INSERT ASSUMPTIONS AND QUALIFICATIONS AS APPROPRIATE]

         This opinion is limited to the laws of the State and the general federal law of the United States of America. This opinion is issued to the Collateral Agent as of the date hereof and is necessarily limited to the laws now in effect. This opinion is intended for use by Collateral Agent and the Secured Parties in connection with the Collateral Documents and does not extend to any other purpose and may not be relied upon by any other Person (other than successors and assigns of the Secured Parties and the Collateral Agent and Persons who purchase or acquire participations in any of the Obligations, who in each case may rely on this opinion as of the time of its delivery on the date hereof as if this opinion were addressed to such successors, assigns or Persons, as the case may be) and no portion hereof may be quoted or in any other way published or communicated without the express written consent of the undersigned; provided, however, that this opinion may be disclosed (a) in connection with the enforcement of the Obligations, (b) in response to a subpoena or other legal process, (c) as otherwise required by applicable law or regulations, or (d) in connection with the sale or transfer of any of the Obligations or participations therein. No opinion may be inferred or implied beyond the matters expressly stated herein and our opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth in this letter.

                                    Very truly yours,

         (For use by Counsel in States other than New York)


April     , 2000
     -----
The Chase Manhattan Bank, as
Collateral Agent under the
Collateral Documents referred to below
500 Plum Street
Bridgewater Place
Syracuse, New York 13204

Dear Sirs:

         We have acted as special counsel in the State of __________ (the "State") for Oneida Ltd., Buffalo China, Inc., Encore Promotions, Inc., THC Systems Inc., Delco International, Ltd. and Sakura, Inc., each of which is a New York corporation (individually, a "Grantor" and, collectively, the "Grantors"), in connection with the negotiation, execution and deliver of a Security Agreement dated as of April ___, 2001 (the "Security Agreement") among the Grantors and The Chase Manhattan Bank, as Collateral Agent ("Collateral Agent") and the other Collateral Documents referred to below. Terms defined in the Security Agreement are used herein with the same meanings.

         In rendering this opinion, we have examined executed counterparts of each of the following documents (the "Collateral Documents"), each of which is dated the date hereof;

         (a)  the Security Agreement;

         (h) the Pledge Agreement executed by the Grantors in favor of the Collateral Agent ("Pledge Agreement");

         (i) the Acknowledgement and Cross-Default Agreement executed by the Grantors;

         (j) the Patent Security Agreement executed by the Grantors ("Patent Security Agreement");

         (k) the Trademark Security Agreement executed by the Grantors ("Trademark Security Agreement");

         (l) the Copyright Security Agreement executed by the Grantors ("Copyright Security Agreement");

         (m) UCC-1 Financing Statements under the Uniform Commercial Code of the State (the "UCC") naming each of the Grantors as debtor and the Collateral Agent as secured party to be filed in the State ("Financing Statements").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

     1. To the extent that the Collateral Documents are, or may be, governed by the laws of the State, each of the Collateral Documents constitutes a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms.

     2. The execution, delivery and performance of the Collateral Documents by the Grantors (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except filings necessary to perfect the Lien created by the Collateral Documents, and (b) will not violate any applicable law or regulation.

     3. The Collateral Documents are effective to create a valid and enforceable security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Collateral owned by the Grantors described therein as security for the payment of the Obligations.

     4. Upon the filing of the Financing Statements with the offices listed on
Schedule 1 attached hereto, the Collateral Agent will have a valid and perfected security interest in the Collateral as to which security interests may be perfected by filing financing statements under the UCC as in effect in the State.

     5. The choice of law provisions contained in the Collateral Documents will be upheld and enforced by the courts of the State and federal courts sitting in and applying the laws of the State.

     6. Except for filing fees payable in connection with the filing of the Financing Statements, no recording, filing, privilege or other tax must be paid by any Grantor or the Collateral Agent to any governmental authority of the State in connection with the execution, delivery, recordation or enforcement of any of the Collateral Documents.

     7. Neither the Collateral Agent nor any of the Secured Parties is required to qualify to do business in the State solely by reason of the execution and delivery of any Collateral Document, the realization of the benefits thereunder or the enforcement of their rights thereunder.

             [INSERT ASSUMPTIONS AND QUALIFICATIONS AS APPROPRIATE]

         This opinion is limited to the laws of the State and the general federal law of the United States of America. This opinion is issued to the Collateral Agent as of the date hereof and is necessarily limited to the laws now in effect. This opinion is intended for use by Collateral Agent and the Secured Parties in connection with the Collateral Documents and does not extend to any other purpose and may not be relied upon by any other Person (other than successors and assigns of the Secured Parties and the Collateral Agent and Persons who purchase or acquire participations in any of the Obligations, who in each case may rely on this opinion as of the time of its delivery on the date hereof as if this opinion were addressed to such successors, assigns or Persons, as the case may be) and no portion hereof may be quoted or in any other way published or communicated without the express written consent of the undersigned; provided, however, that this opinion may be disclosed (a) in connection with the enforcement of the Obligations, (b) in response to a subpoena or other legal process, (c) as otherwise required by applicable law or regulations, or (d) in connection with the sale or transfer of any of the Obligations or participations therein. No opinion may be inferred or implied beyond the matters expressly stated herein and our opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth in this letter.

                                             Very truly yours,

                                    EXHIBIT F

                        Form of Foreign Counsel Opinions

April     , 2000
      ----
The Chase Manhattan Bank, as
Collateral Agent under the
Collateral Documents referred to below
500 Plum Street
Bridgewater Place
Syracuse, New York 13204

Dear Sirs:

         We have acted as special counsel in [JURISDICTION] for [NAME OF SUBSIDIARY] (the "Subsidiary"), a corporation organized under the laws of [JURISDICTION] and a wholly owned subsidiary of Oneida Ltd. (the "Borrower") in connection with the pledge by the Borrower of _______ shares of capital stock of the Subsidiary (the "Pledged Shares") to The Chase Manhattan Bank, as Collateral Agent ("Collateral Agent") for the secured parties (the "Secured Parties") pursuant to and described in the Collateral Documents referred to below.

         In rendering this opinion, we have examined executed counterparts of each of the following documents (the "Collateral Documents"), each of which is dated the date hereof;

     (a) the Security Agreement among Borrower, Buffalo China, Inc., Encore Promotions, Inc., THC Systems Inc., Delco International, Ltd. and Sakura, Inc. and the Collateral Agent;

     (b) the Pledge Agreement among Borrower, Buffalo China, Inc., Encore Promotions, Inc., THC Systems Inc., Delco International, Ltd. and Sakura, Inc. and the Collateral Agent ("Pledge Agreement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

     1. The Subsidiary is a corporation duly incorporated and in good standing under the laws of [JURISDICTION].

     2. The Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable. Borrower is the record owner of the Pledged Shares.

     3. Under the laws of [JURISDICTION], the Collateral Documents are sufficient to create a valid security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties described therein, in the Pledged Shares owned by the Borrower, which security interest is perfected under the laws of [JURISDICTION] by the Collateral Agent's taking possession of the certificates representing such Pledged Shares, together with stock powers duly executed by Borrower in blank.

     4. No filings, recordings or registrations with, and no consents or authorizations of, any governmental agency or any other person are required under the laws of [JURISDICTION] in order to give effect to and perfect the security interest in the Pledged Shares created under the Collateral Documents.

     5. Neither the pledge by the Borrower of the Pledged Shares to the Collateral Agent nor the execution, delivery and performance by the Borrower of the Collateral Documents will conflict with or result in a breach or violation of (a) the [Articles of Organization and By-laws] of the Subsidiary or (b) any law, statute, rule or regulation of [JURISDICTION] applicable to the Subsidiary or any of its assets.

     6. No stamp duties, levies, taxes or other fees are required to be paid under the laws of [JURISDICTION] in connection with the execution, delivery or performance of the Collateral Documents or the pledge of the Pledged Shares pursuant thereto.

     7. The courts of [JURISDICTION] will give effect to the provisions of the Collateral Documents stating that the terms of the Collateral Documents are to be governed by the laws of the State of New York.

             [INSERT ASSUMPTIONS AND QUALIFICATIONS AS APPROPRIATE]

         This opinion is limited to the laws of [JURISDICTION]. This opinion is issued to the Collateral Agent as of the date hereof and is necessarily limited to the laws now in effect. This opinion is intended for use by Collateral Agent and the Secured Parties in connection with the Collateral Documents and does not extend to any other purpose and may not be relied upon by any other Person (other than successors and assigns of the Secured Parties and the Collateral Agent and Persons who purchase or acquire participations in any of the Obligations, who in each case may rely on this opinion as of the time of its delivery on the date hereof as if this opinion were addressed to such successors, assigns or Persons, as the case may be) and no portion hereof may be quoted or in any other way published or communicated without the express written consent of the undersigned; provided, however, that this opinion may be disclosed (a) in connection with the enforcement of the Obligations, (b) in response to a subpoena or other legal process, (c) as otherwise required by applicable law or regulations, or (d) in connection with the sale or transfer of any of the Obligations or participations therein. No opinion may be inferred or implied beyond the matters expressly stated herein and our opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth in this letter.

                                       Very truly yours,